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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


             As independent petroleum engineers, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in this registration statement on Form S-8 of our reports entitled "Evaluation of Oil and Gas Reserves to the Interests of Tom Brown, Inc., Effective December 31, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 6-8431" dated February 28, 1997 and "Evaluation of Oil and Gas Reserves to the Interests of Tom Brown, Inc., Effective December 31, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 7-8529" dated March 4, 1998 included in the Annual Report on Form 10-K of Tom Brown, Inc. for the year ended December 31, 1998 and to all references to our firm included in this registration statement on Form S-8 to be filed with the Securities and Exchange Commission.



                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
October 14, 1999